As filed with the Securities and Exchange Commission on April 11, 1997
                                                    Registration No. 333- ______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        BANKUNITED FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             FLORIDA                                    65-0377773
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                                 (305) 569-2000
               --------------------------------------------------
               (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                Alfred R. Camner
                              Chairman of the Board
                        BankUnited Financial Corporation
                               255 Alhambra Circle
                           Coral Gables, Florida 33134
                                 (305) 569-2000
                -------------------------------------------------
                (Name, address, including ZIP Code, and telephone
                    number, including area code, of agent for
                                    service)

                                   Copies to:
                             Marsha D. Bilzin, Esq.
                               Stuzin and Camner,
                            Professional Association
                           550 Biltmore Way, Suite 700
                          Coral Gables, Florida 331314
                                 (305) 442-4994

              Approximate date of commencement of proposed sale to
         the public: As soon as practicable after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED          PROPOSED
                                                                             MAXIMUM           MAXIMUM        AMOUNT OF
                  TITLE OF EACH CLASS                    AMOUNT TO BE    OFFERING PRICE       AGGREGATE     REGISTRATION
            OF SECURITIES TO BE REGISTERED              REGISTERED (1)      PER UNIT       OFFERING PRICE        FEE
-------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par value . . . . . .           822,889        $9.6875(2)     $7,971,737.10(2)    $2,415.68
                                                            shares
=========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the number of securities registered hereby includes an undetermined number of shares resulting from any stock splits, stock dividends or similar transactions relating to the registered securities.

(2) Pursuant to Rule 457(c) under the Securities Act, estimated for the purpose of calculating the registration fee based on the average of the bid and asked prices of the Class A Common Stock on April 10, 1997, as quoted on the Nasdaq National Market System.

                         -----------------------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 822,889 Shares

                        BANKUNITED FINANCIAL CORPORATION

                              CLASS A COMMON STOCK

         BankUnited Financial Corporation ("BankUnited"), hereby registers up to 822,889 shares (the "Shares") of its Series I Class A Common Stock, par value $.01 per share ("Class A Common Stock"), for the account of a selling stockholder (the "Selling Stockholder") in connection with the proposed resale by the Selling Stockholder of such Shares. BankUnited is the holding company for BankUnited, FSB, Coral Gables, Florida (the "Bank").

         BankUnited will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.

         BankUnited will pay all of the expenses of this offering, except that the Selling Stockholder will bear the cost of any brokerage commissions or discounts incurred in connection with the sale of the Shares and related legal expenses. The Shares may be sold by the Selling Stockholder directly or through underwriters, dealers or agents in market transaction or in privately negotiated transactions. See "Plan of Distribution."

         Each share of Class A Common Stock is entitled to a one-tenth vote on all matters upon which stockholders have the right to vote. The Class A Common Stock is listed for trading on the Nasdaq National Market ("Nasdaq") under the symbol "BKUNA." On April 10, 1997 the closing bid and ask prices of the Class A Common Stock, as quoted on Nasdaq, were $9.625 and $9.75, respectively, and the reported last sale price was $9.625.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER FEDERAL OR STATE GOVERNMENT AGENCY.

                              ---------------------

         No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by BankUnited or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of BankUnited since the date of this Prospectus.

                 The date of this Prospectus is April 11, 1997.

                              AVAILABLE INFORMATION

         BankUnited has filed a Registration Statement on Form S-3 with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to the Registration Statement and the exhibits thereto for further information about BankUnited and the securities offered hereby. Statements contained herein regarding the provisions of documents filed as exhibits to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement, and the exhibits thereto, may be inspected and copied at prescribed rates at the Commission's public reference facilities at the addresses indicated below.

         BankUnited and Suncoast Savings and Loan Association, FSA ("Suncoast") entered into an Agreement and Plan of Merger dated as of July 15, 1996, as amended, pursuant to which on November 15, 1996 Suncoast merged into BankUnited, FSB, a wholly owned subsidiary of BankUnited, with BankUnited, FSB as the surviving corporation (the "Merger"). In the Merger, each outstanding share of Suncoast Common Stock was converted into one share of BankUnited Class A Common Stock, and each outstanding share of Suncoast Preferred Stock was converted into one share of BankUnited Series 1996 Preferred Stock.

         BankUnited is, and Suncoast was, subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files or has filed reports, proxy statements and other information with the Commission and the Office of Thrift Supervision ("OTS"), respectively. The Registration Statement discussed above, as well as reports, proxy statements and other information filed by BankUnited pursuant to the informational requirements of the Exchange Act, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: the Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additional information may also be obtained at no cost from the Commission internet site at http://www.sec.gov. In addition, equity securities of BankUnited are traded on Nasdaq and reports, proxy statements, and other information concerning BankUnited are available for inspection and copying at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006. Reports (including annual reports to shareholders, Form 10-K reports, and Form 10-Q reports), proxy statements and other information filed by Suncoast pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or at the OTS Southeast Regional Office, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309. The Suncoast Common Stock and the Suncoast Preferred Stock were listed for trading on Nasdaq and such reports, proxy statements and other information concerning Suncoast should also be available for inspection and copying at the offices of the Nasdaq Stock Market, Inc., 1735 K Street, N.W. Washington, D.C. 20006.

                      INFORMATION INCORPORATED BY REFERENCE

         The following BankUnited documents are incorporated by reference herein (Commission File No. 5-43936):

         (1) BankUnited's Annual Report on Form 10-K/A for the year ended September 30, 1996 filed with the Commission on December 23, 1996.

         (2) BankUnited's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996 filed with the Commission on February 14, 1997.

         (3) BankUnited's Current Reports on Form 8-K dated November 15, 1996, December 30, 1996, February 25, 1997, March 24, 1997 and April 2, 1997 filed with the Commission on December 2, 1996, January 9, 1997, February 25, 1997, March 26, 1997 and April 4, 1997, respectively.

         (4) BankUnited's Current Report on Form 8-K dated March 5, 1993 filed with the Commission to register BankUnited's Class A Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.

         Suncoast's Annual Report on Form 10-K for the year ended June 30, 1996 filed with the OTS on September 27, 1996, is also incorporated by reference herein.

         Suncoast's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed with the OTS on November 13, 1996, is also incorporated by reference herein.

         All documents filed with the Commission by BankUnited pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus, but prior to the termination of the offering to which this Prospectus relates, shall be deemed to be incorporated herein by reference and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS THERETO, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO BANKUNITED FINANCIAL CORPORATION, 255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134, ATTENTION: NANCY L. ASHTON, (305) 569-2000

                        BANKUNITED FINANCIAL CORPORATION

        BankUnited is a Florida corporation which is the savings and loan holding company for BankUnited, FSB (the "Bank"). BankUnited, through the Bank, provides banking and financial services to its customers through 14 branch offices in Dade, Broward and Palm Beach counties in Florida.

         BankUnited's principal executive offices are located at 255 Alhambra Circle, Coral Gables, Florida 33134, and its telephone number is (305) 569-2000. For further information about the business and operations of BankUnited, reference is made to BankUnited's reports incorporated herein by reference. See "Information Incorporated by Reference."

                                 USE OF PROCEEDS

        BankUnited will not receive any of the proceeds from the sale of the Shares being offered by the Selling Stockholder.

                               SELLING STOCKHOLDER

        The following table sets forth the number of shares of Class A Common Stock being registered under the Registration Statement (of which this Prospectus forms a part) on behalf of the Selling Stockholder and certain information regarding the Selling Stockholder.


                                           SHARES BENEFICIALLY                             SHARES BENEFICIALLY
                                          OWNED BEFORE OFFERING                            OWNED AFTER OFFERING
                                         -----------------------          SHARES           --------------------
NAME                                     NUMBER          PERCENT         OFFERED           NUMBER       PERCENT
----                                     ------          -------         -------           ------       -------
Dr. Phillip Frost (1)                    997,888(2)         11.74%        822,889          174,999        2.3%

--------------

(1) Dr. Phillip Frost is the spouse of Patricia Frost, a director of BankUnited and the Bank.

(2) Does not include 2,196 shares of Class A Common Stock and options to acquire 4,155 shares of Class A Common Stock held by Dr. Frost's wife, Patricia Frost.


                              PLAN OF DISTRIBUTION

         The Selling Shareholder has advised BankUnited that he may from time to time sell all or a portion of the Shares offered hereby in one or more transactions in the over-the-counter market, on the Nasdaq National Market, on any exchange on which the Common Stock may then be listed, in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholder and any broker-dealers or agents participating in such sales may be deemed to be underwriters as that term is defined under the Securities Act and any discount or commission received by them and any profit on the resale of shares as principals would be deemed to be underwriting discounts or commissions under the Securities Act. Neither BankUnited nor the Selling Shareholder can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholder on account of his sales of the Shares from time to time.

         BankUnited will pay certain expenses in connection with this offering, estimated to be approximately $43,000, but will not pay for any underwriting commissions and discounts, if any, or counsel fees or other expenses of the Selling Shareholder. BankUnited has agreed to indemnify the Selling Shareholder, his agents and representatives, and any underwriters, against certain liabilities, including certain liabilities under the Securities Act. The Selling Shareholder has also agreed to indemnify BankUnited, its directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the shares of Class A Common Stock offered hereby will be passed upon for BankUnited by Stuzin and Camner, Professional Association ("Stuzin and Camner") Miami, Florida.

         Alfred R. Camner, Chairman of the Board, Chief Executive Officer, President and a Director of BankUnited, is the senior managing director and a shareholder of Stuzin and Camner, and Marc Lipsitz, a director of BankUnited, is the managing partner of Stuzin and Camner. As of April 10, 1997 directors and employees of Stuzin and Camner directly and indirectly owned in the aggregate 268,423 shares of BankUnited's Class A Common Stock, 684,160 shares of BankUnited's Class B Common Stock and 107,578 shares of BankUnited's Preferred Stock (including shares that may be acquired by the exercise of options, but not including shares received upon the conversion of other classes of stock).

                                     EXPERTS

         The financial statements of BankUnited incorporated in this Prospectus by reference to BankUnited's Annual Report on Form 10-K/A for the year ended September 30, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Suncoast incorporated in this Prospectus by reference to Suncoast's Annual Report on Form 10-K for the year ended June 30, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The expenses in connection with the offering of the securities to which this Registration Statement relates which will be borne by BankUnited, are as set forth below. With the exception of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. filing fees, all amounts shown are estimates.

                                                                   AMOUNT*
                                                                   ------
          SEC registration fee..............................  $    2,415.68

          NASDAQ listing fee................................  $   16,457.78

          Transfer agent's fees and expenses................  $    1,000.00

          Legal fees and expenses...........................  $   15,000.00

          Accounting fees and expenses......................  $    7,500.00

          Miscellaneous.....................................  $    1,000.00
                                                              -------------

            TOTAL...........................................  $   43,373.46
                                                              =============


* The Selling Stockholder will not pay any of the expenses of this offering but the Selling Stockholder will bear the cost of any brokerage commissions or discounts incurred in connection with the sale of the Shares and the legal expenses associated with such sales.

Item 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Articles IX of the Articles of Incorporation of BankUnited provides that BankUnited shall indemnify its officers and directors to the fullest extent permitted by law.

                  The Bylaws of BankUnited provide that BankUnited will indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of BankUnited for any amount for which that person becomes liable under a judgment in such action and reasonable costs and expenses, including attorneys' fees. Such indemnification may only be made, however, if (i) final judgment on the merits is in his or her favor or (ii) in case of settlement, final judgment against him or her or final judgment in his or her favor, other than on the merits, if a majority of the Board of Directors of BankUnited determines that he or she was acting in good faith within the scope of his or her duties and for a purpose he or she could have reasonably believed under the circumstances was in the best interests of BankUnited.

                  Section 607.0831 of the Florida Business Corporation Act provides, among other things, that a director is not personally liable for monetary damages to a company or any other person for any statement, vote, decision, or failure to act, by the director, regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(b) a transaction from which the director derived an improper personal benefit;
(c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for improper distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the company in the case of a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a shareholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or with wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such company or a shareholder.

                  Section 607.0850 of the Florida Business Corporation Act authorizes, among other things, BankUnited to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of BankUnited) by reason of the fact that he is or was a director, officer, employee or agent of BankUnited (or is or was serving at the request of BankUnited in such a position for any entity) against liability incurred in connection with such proceeding, if he or she acted in good faith and in a manner reasonably believed to be in the best interests of BankUnited and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful.

                  Florida law requires that a director, officer or employee be indemnified for expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a company before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

                  Florida law states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a company pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the company in the case of a derivative action or a proceeding by or in the right of a shareholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

                  BankUnited has purchased director and officer liability insurance that insures directors and officers against liabilities in connection with the performance of their duties.

Item 16.          EXHIBITS.*
                  --------
                  The following is a list of Exhibits to this Registration
                  Statement:

         2.1 Agreement and Plan of Merger, dated July 15, 1996, between BankUnited Financial Corporation ("BankUnited") and Suncoast Savings and Loan Association, FSA. (Exhibit 2.1 to BankUnited's Form S-4 Registration Statement, File No. 333-13211, as filed with the Securities and Exchange Commission on October 1, 1996).

         4.1 Articles of Incorporation of BankUnited (Exhibit 3.1 to BankUnited's Form 10-K Report for the year ended September 30, 1996).

         4.2 Bylaws of BankUnited (Exhibit 4.5 to BankUnited's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement, File No. 333-13211, as filed with the Securities and Exchange Commission on November 14, 1996).

         5.1 Opinion of Stuzin and Camner, P.A. regarding the legality of the securities being registered.

         12.1 Statement regarding calculation of ratios (Exhibit 12.1 to BankUnited's Form 10-K Report for the year ended September 30,
                  1996).

         23.1     Consent of Price Waterhouse LLP.

         23.2 Consent of Stuzin and Camner, P.A. (set forth in Exhibit 5.1 to this Registration Statement).

         24.1 Power of attorney (set forth on the signature page in Part II of this Registration Statement).
-----------------

* Exhibits containing a parenthetical reference in their description are incorporated herein by reference from the documents described in the parenthetical reference.

Item 17.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on March 31, 1997.


                                   BANKUNITED FINANCIAL CORPORATION


                                   By: /S/ ALFRED R. CAMNER
                                       ------------------------------------
                                       Alfred R. Camner
                                       Chairman of the Board, President and
                                       Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred R. Camner, Earline G. Ford and Marc D. Jacobson and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstition, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 31, 1997 by the following persons in the capacities indicated.

/S/ ALFRED R. CAMNER                                           Chairman of the Board, Chief Executive
---------------------------                                    Officer, President and Director
Alfred R. Camner                                               (Principal Executive Officer)

/S/ LAWRENCE H. BLUM                                           Director
---------------------------
Lawrence H. Blum

/S/ EARLINE G. FORD                                            Executive Vice President, Treasurer and
---------------------------                                    Director
Earline G. Ford

/S/ SAMUEL A. MILNE                                            Senior Vice President and Chief Financial
---------------------------                                    Officer (Principal  Financial Officer and
Samuel A Milne                                                 Principal Accounting Officer)

/S/ MARC D. JACOBSON                                           Director
---------------------------



/S/ ALLEN M. BERNKRANT                                         Director
---------------------------
Allen M. Bernkrant

---------------------------                                    Director
Patricia L. Frost

/S/ NEIL MESSINGER                                             Director
---------------------------
Neil Messinger

/S/ MARC LIPSITZ                                               Director
---------------------------
Marc Lipsitz

/S/ ANNE W. SOLLOWAY                                           Director
---------------------------
Anne W. Solloway

/S/ ALBERT J. FINCH                                            Director
---------------------------
Albert J. Finch

                                                               Director
---------------------------
Norman Mains

/S/ IRVING P. COHEN                                            Director
---------------------------
Irving P. Cohen

/S/ E.J. GIUSTI                                                Director
---------------------------
E.J. Giusti




/S/ BRUCE FRIESNER                                             Director
---------------------------
Bruce Friesner

                                                               Director
---------------------------
Christina Cuervo Migoya

                                                               Executive Vice President, Chief Operating
---------------------------                                    Officer and Director
James A. Dougherty

                                  Exhibit Index


EXHIBIT
NUMBER                   DESCRIPTION OF DOCUMENT
-------                  -----------------------

  5.1 Opinion of Stuzin and Camner, P.A. regarding the legality of the securities being registered.

  23.1         Consent of Price Waterhouse LLP.